Exhibit 99.1

QLIK SHAREHOLDERS APPROVE SALE TO THOMA BRAVO

Transaction Expected to Close on August 22

Radnor, PA – August 17, 2016 – Qlik (NASDAQ: QLIK) (the “Company”), a leader in visual analytics delivering intuitive solutions for self-service data visualization and guided analytics, today announced that, at a Special Meeting of Shareholders held on August 17, 2016, the holders of more than 77.50% of its shares voted to approve the adoption of the agreement pursuant to which leading private equity investment firm Thoma Bravo, LLC will acquire Qlik.

With the shareholder vote complete, all approvals required to complete the transaction have been received and the transaction is expected to close on August 22, 2016. Upon closing, Qlik shareholders will be entitled to receive $30.50 in cash for each share of Qlik common stock they hold.

Lars Björk, Chief Executive Officer of Qlik, stated, “We believe our partnership with Thoma Bravo represents a tremendous opportunity to further expand upon our platform-based approach to business intelligence (BI) and analytics and will also provide significant benefits to our customers and employees. We are excited to close the transaction and work with Thoma Bravo on our next chapter of innovation and growth.”

Morgan Stanley & Co. LLC served as exclusive financial advisor to Qlik and Skadden, Arps, Slate, Meagher & Flom LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP served as its legal advisors. Goldman, Sachs & Co. served as exclusive financial advisor to Thoma Bravo and Kirkland & Ellis LLP served as its legal advisor. Ares Capital Corporation is serving as the administrative and collateral agent, joint lead arranger and joint bookrunner for the $1.075 billion unitranche credit facility in support of the acquisition. Ares Capital Management is leading the syndication. Additional joint lead arrangers include Golub Capital LLC, TPG Specialty Lending, Inc. and Varagon Capital Partners, LP.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in visual analytics. Its portfolio of products meets customers’ growing needs from reporting and self-service visual analysis to guided, embedded and custom analytics. Approximately 40,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm seeks to create value by collaborating with company management to improve business operations, invest in growth initiatives and make accretive acquisitions. Thoma Bravo invests with a particular focus on application and infrastructure software and technology enabled services. The firm currently manages a series of private equity funds representing more than $16.0 billion of equity commitments. More information about Thoma Bravo can be found at www.thomabravo.com.

Cautionary Statement Regarding Forward-Looking Statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate a merger with an affiliate of Thoma Bravo. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a termination fee; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the merger; and (v) the effect of the announcement of the merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in Qlik’s SEC reports, including but not limited to the risks described in Qlik’s Annual Report on Forms 10-K for its fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016. Qlik assumes no obligation and does not intend to update these forward-looking statements.

CONTACTS

For Qlik:

Investor Contact

Brett Pollack, (646) 561-0906

Brett.Pollack@qlik.com

Media Contacts

Maria Scurry, (617) 658-5317

Maria.Scurry@qlik.com

OR

Sard Verbinnen & Co

Andrew Cole / John Christiansen

(212) 687-8080 or (415) 618-8750

qlik-svc@sardverb.com

For Thoma Bravo:

Media Contact

LANE

Jeff Segvich

(503) 546-7870

jeff@lanepr.com